Danziger & Hochman
CHARTERED ACCOUNTANTS

202 Bentworth Avenue
Toronto, Ontario
M6A 1P8
Tel: 416.730-8050 • Fax: 416.730-8382
www.danzigerhochman.ca
info@danzigerhochman.ca

September 7, 2006

Board of Directors
Astris Energi Inc.
2175-6 Dunwin Drive
Mississauga, Ontario, Canada
L5L 1X2

Dear Sirs:

We hereby consent to the incorporation in this Registration Statement on Form S-8 of our report dated April 20, 2006 appearing in Astris Energi Inc's Annual Report on Form 20-F for the year ended December 31, 2005.

Yours very truly,

/s/ Danziger & Hochman

DANZIGER & HOCHMAN